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                                                                  Exhibit 23(a)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 Nos. 333-19151 and 333-19151-01) and the Prospectus of KeyCorp and KeyCorp Institutional Capital A included therein and to the incorporation by reference therein of our report dated January 16, 1996, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                        Ernst & Young LLP

Cleveland, Ohio
January 24, 1997